Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-140244, 333-140245, 333-171828, 333-229391, and 333-252197) of Northern Technologies International Corporation and Subsidiaries of our report dated November 15, 2022, relating to the consolidated financial statements, which appears on page 56 of this annual report on Form 10-K for the year ended August 31, 2022.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 15, 2022

100